Exhibit 31.4

Chief Financial Officer Certification

I, Jeffery Strickland, certify that:

1. I have reviewed this annual report of Atrion Corporation; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 22, 2020
/s/ Jeffery Strickland
Jeffery Strickland
Vice President and
Chief Financial Officer